UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Spring Valley Road, Suite 230
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(800) 527-7424

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock. $0.005 par value per share	PMD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The final results for each of the matters submitted to a vote of stockholders at the annual meeting of stockholders (the “Annual Meeting”) of Psychemedics Corporation (the “Company”) are set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on October 18, 2024 (the “Proxy Statement”).

Proposal No. 1. Election of Directors. The stockholders re-elected five directors to the Company’s Board of Directors (the “Board”) to serve until the Company’s 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Nominees	For	Against	Abstain	Broker Non-Votes
Robyn C. Davis	3,719,463	358,953	34,673	1,104,904
Brian Hullinger	3,727,163	351,202	34,724	1,104,904
Peter H. Kamin	3,717,255	384,797	11,037	1,104,904
Darius G. Nevin	3,704,668	373,763	34,658	1,104,904
Andrew M. Reynolds	3,719,488	358,943	34,658	1,104,904

Proposal No. 2. Advisory Vote on Executive Compensation. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
3,654,822	416,466	41,801	1,104,904

Proposal No. 3. Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
4,820,325	367,323	30,345	0

Proposal No. 4. Approval of the amendment to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation) to effect a reverse stock split of the Company’s common stock. The stockholders approved the amendment to the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio not less than 1-for-4,000 and not greater than 1-for-6,000 (the "Reverse Stock Split"), with the exact Reverse Stock Split ratio to be set within the foregoing range at the discretion of the Board, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
3,002,727	1,099,996	10,366	1,104,904

Proposal No. 5. Approval of the amendment to the Certificate of Incorporation to effect, immediately after the Reverse Stock Split, a forward stock split of the Company’s common stock. The stockholders approved an amendment to the Certificate of Incorporation to effect, immediately after the Reverse Stock Split, a forward stock split of the Company’s common stock, at a ratio not less than 4,000-for-1 and not greater than 6,000-for-1 (the “Forward Stock Split”), with the exact Forward Stock Split ratio to be set within the foregoing range at the discretion of the Board, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
3,003,718	1,096,691	12,680	1,104,904

Proposal No. 6. Ratification of the terms and conditions of the Stock Purchase Agreement, dated August 12, 2024 (the “Stock Purchase Agreement”), by and among the Company, 3K Limited Partnership, Peter H. Kamin, the Peter H. Kamin Revocable Trust dated February 2003, the Peter H. Kamin Childrens Trust dated March 1997, the Peter H. Kamin GST Trust and the Peter H. Kamin Family Foundation, and approval of the transactions contemplated thereby. The stockholders ratified the terms and conditions of the Stock Purchase Agreement and approved the transactions contemplated thereby, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
2,981,855	1,091,026	40,208	1,104,904

The proposal to adjourn the Annual Meeting, from time to time, if necessary or appropriate, including to solicit proxies in favor of any proposal if there were insufficient votes at the time of such adjournment to approve such proposal or establish a quorum or to ensure that any supplement or amendment to the Proxy Statement was timely provided to the Company’s stockholders, was rendered moot in light of the approvals set forth above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: November 25, 2024
	By:	/s/ Brian Hullinger
Brian Hullinger
President and Chief Executive Officer